                                                              EXHIBIT 11(b)



                     THE SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):           MARCH 27, 1995
                                                           (MARCH 22, 1995)
                                                    ---------------------------

                                 GENRAD, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                                MASSACHUSETTS
                        ------------------------------
                           (State of Incorporation)


       1-8045                                            04-1360950
- ---------------------                     --------------------------------------
(Commission File No.)                     (I. R. S. Employer Identification No.)


      300 BAKER AVENUE, CONCORD, MA                                01742-2174
- --------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                        (Zip Code)


                                 508-287-7000
             ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

Item 4. Change in Registrant's Certifying Accountant.

        Effective April 1, 1995, the Board of Directors of the Company, upon recommendation of its audit committee, approved the engagement of Price Waterhouse LLP as auditors to undertake the preparation of the Company's audited financial statements for the fiscal year ending December 30, 1995.

        The Company notified its prior auditors, Arthur Andersen LLP, on March 22, 1995 of their dismissal. This action was recommended by the audit committee of the Company, and approved by the Board of Directors.

        There have been no disagreements between management and Arthur Andersen LLP or any predecessor firm, for the last two fiscal years, in connection with the Company's audits and any subsequent interim period preceding the engagement of Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure of a nature which if not resolved to the satisfaction of Arthur Andersen LLP would have caused it to make reference in connection with its report to the subject matter of any such disagreements. Arthur Andersen LLP's reports on the financial statements of the Company for the last two fiscal years have not contained an adverse opinion or a disclaimer of opinion and none of such reports was qualified as to uncertainty, audit scope or accounting principles.

        The Company has requested Arthur Andersen LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Arthur Andersen LLP agrees with the above statements.



Item 7 C:       Financial Statements and Exhibits

  16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated March 27, 1995.
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                                   SIGNATURES


        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GENRAD, INC.
                                        ----------------------------------
                                        (Registrant)


DATE:  MARCH 27, 1995                  BY: /s/ GEORGE A. O'BRIEN
                                           -------------------------------
                                           GEORGE A. O'BRIEN
                                           VICE PRESIDENT, CHIEF FINANCIAL
                                           AND ACCOUNTING OFFICER
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                                     ARTHUR
                                    ANDERSEN
                            ARTHUR ANDERSEN & CO. SC

                                                                    EXHIBIT 16.1

March 27, 1995                                          ________________________
                                                        Arthur Andersen LLP

Mr. Walter Schuetze                                     ________________________
Chief Accountant                                        One International Place
U.S. Securities and Exchange Commission                 Boston MA 02110-2604
450 Fifth Street NW                                     617 330 4000
Washington D.C. 20549





Dear Mr. Schuetze:

We have read Item 4 included in the attached Form 8-K dated March 27, 1995 of GenRad, Inc. to be filed with the Securities and Exhange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP

AHD

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